EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Giga-tronics Incorporated
San Ramon, California

We consent to the incorporation by reference in the Registration Statements Nos. 333-45476, 333-34719, 333-48889, 333-39403, 333-69688 and 333-135578 on Form S-8 of Giga-tronics Incorporated of our report dated May 14, 2009, relating to our audit of the consolidated financial statements, which report appears elsewhere in this Annual Report on Form 10-K of Giga-tronics Incorporated for the year ended March 28, 2009.

/s/ Perry-Smith LLP

San Francisco, California
May 14, 2009

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